Exhibit 10.9(d)

ARATANA THERAPEUTICS, INC.

STOCK OPTION AGREEMENT

(2010 EQUITY INCENTIVE PLAN)

Pursuant to its 2010 Equity Incentive Plan, as amended (the “Plan”), ARATANA THERAPEUTICS, INC. (the “Company”), hereby grants to you (the “Participant”) an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Plan, a copy of which is attached hereto as Attachment 1.

1. GOVERNING PLAN DOCUMENT. Your Option is subject to all of the provisions of the Plan, which provisions are hereby made a part of this Stock Option Agreement. In the event of any conflict between the provisions of this Stock Option Agreement and the provisions of the Plan, the provisions of the Plan shall control in all respects.

2. DETAILS OF OPTION. The details of your Option are as follows:

Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Aggregate Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option*

☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule ☐ Early Exercise Permitted

Vesting Schedule:	[TO BE INSERTED]

*	If this is an Incentive Stock Option, it (plus any other outstanding Incentive Stock Options held by the Participant) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 shall be deemed a Nonstatutory Stock Option. Please refer to the Plan for additional details.

1.

3. EXERCISE. You may exercise your Option only for whole shares of Common Stock. In order to exercise your Option, you must submit to the Company: (i) a completed and executed notice of exercise in the form attached hereto as Attachment 2; and (ii) payment by cash or check for the aggregate exercise price for that number of shares of Common Stock you are electing to purchase pursuant to your Option. In the event that your Option is an Incentive Stock Option, by exercising your Option you expressly agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two (2) years after the date of your Option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your Option. Notwithstanding the foregoing, you expressly acknowledge and agree that you may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, but without limiting the generality of the foregoing, you and the Company expressly acknowledge and agree that, as a condition to the exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of your Option, the lapse of any substantial risk of forfeiture to which the shares of Common Stock underlying your Option are subject at the time of exercise, or the disposition of shares of Common Stock acquired upon the exercise of your Option.

4. “EARLY EXERCISE”. If it is indicated in Section 2 that “early exercise” of your Option is permitted, then you may elect at any time that is both during the period of your Continuous Service and during the term of your Option to exercise all or part of your Option, including the nonvested portion of your Option; provided, however, that: (i) a partial exercise of your Option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock; (ii) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the repurchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement, a copy of which will be provided to you at the time you elect to “early exercise” your Option; and (iii) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

5. TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant indicated in Section 2 and expires upon the earlier of: (i) the Expiration Date set forth in Section 2; or (ii) in the event of the termination of your Continuous Service to the Company, the date provided by the Plan.

6. RESTRICTIONS ON STOCK. You acknowledge and agree that it is a condition to your receipt of your Option that you execute an Instrument of Accession to that certain Second Amended and Restated Stockholders’ Agreement (the “Stockholders’ Agreement”) by and among the Company and the stockholders of the Company listed therein, thereby joining as a party to the Stockholders’ Agreement and a “Common Holder” for all purposes under the Stockholders’ Agreement. In addition, you acknowledge that any shares of Common Stock that you acquire upon exercise of your Option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right.

7. NOTICES. Any notices to be delivered pursuant to this Stock Option Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

1.

8. SEVERABILITY. If one or more provisions of this Plan are held to be unenforceable under applicable law, such provision shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9. BINDING AND ENTIRE AGREEMENT. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Stock Option Agreement, together with the Plan and any attachments hereto or thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

10. COUNTERPARTS. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this STOCK OPTION AGREEMENT as of the date first written above.

COMPANY:

ARATANA THERAPEUTICS, INC.

By:
[Name]
[Title]

PARTICIPANT:

By:

Name:

2.

ATTACHMENT 1

ARATANA THERAPEUTICS, INC. 2010 EQUITY INCENTIVE PLAN

ATTACHMENT 2

NOTICE OF EXERCISE

Aratana Therapeutics, Inc.

1901 Olathe Boulevard

Kansas City, KS 66103

Attention: Treasurer

Date of Exercise:

Ladies and Gentlemen:

This letter is intended to inform you of my election pursuant to that certain Stock Option Agreement between me and Aratana Therapeutics, Inc. (the “Company”) to purchase pursuant to my Option (as defined in the Stock Option Agreement) that number of shares of the Company’s Common Stock indicated below:

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Number of shares as to which Option is exercised:

Total exercise price:	$

Cash payment delivered herewith:	$

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling the Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, bylaws and/or applicable securities laws.

Very truly yours,

By:

Name: